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April 4, 1997                                                      Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 3, 1997 of FKF, Inc. and are in agreement with the statements contained in the two paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                          /s/ Ernst & Young LLP
                                              St. Louis, Missouri